                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                          DAWSON GEOPHYSICAL COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                           DAWSON GEOPHYSICAL COMPANY
                              208 SOUTH MARIENFELD
                              MIDLAND, TEXAS 79701
                                  915/682-7356



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD JANUARY 14, 1997



TO THE STOCKHOLDERS:

     Notice is hereby given that the Annual Meeting of the Stockholders of Dawson Geophysical Company will be held at the Petroleum Club of Midland, 501 West Wall, Midland, Texas 79701 at 10:00 a.m. on January 14, 1997 for the following purposes:

       1. Electing Directors of the Company;

       2. Considering and voting upon a proposal to appoint KPMG Peat Marwick LLP as independent public accountants of the Company for the fiscal year ending September 30, 1997; and

       3. Considering all other matters as may properly come before the meeting.

     The Board of Directors has fixed the close of business on November 15, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournment or adjournments thereof.


     DATED this 15th day of November, 1996.


                                      BY ORDER OF THE BOARD OF DIRECTORS



                                      Paula W. Henry, Secretary






                                   IMPORTANT

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO EXECUTE THE ACCOMPANYING PROXY CARD, WHICH REQUIRES NO POSTAGE, AND RETURN IT PROMPTLY. ANY STOCKHOLDER GRANTING A PROXY MAY REVOKE SAME AT ANY TIME PRIOR TO ITS EXERCISE. ALSO, WHETHER OR NOT YOU GRANT A PROXY, YOU MAY VOTE IN PERSON IF YOU ATTEND THE MEETING.

                           DAWSON GEOPHYSICAL COMPANY

                              208 SOUTH MARIENFELD
                              MIDLAND, TEXAS 79701


                                PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS

                      TO BE HELD TUESDAY, JANUARY 14, 1997


                             SOLICITATION OF PROXY

     The accompanying proxy is solicited on behalf of the Board of Directors of Dawson Geophysical Company (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Tuesday, January 14, 1997, and at any adjournment or adjournments thereof. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegraph by officers, directors and other employees of the Company, who will not receive additional compensation for such services. The Company may also request brokerage houses, nominees, custodians and fiduciaries to forward the soliciting material to the beneficial owners of stock held of record and will reimburse such persons for forwarding such material. The Company will bear the cost of this solicitation of proxies. Such costs are expected to be nominal. Proxy solicitation will commence with the mailing of this Proxy Statement on or about December 4, 1996.

     Any stockholder giving a proxy has the power to revoke the same at any time prior to its exercise by executing a subsequent proxy or by written notice to the Secretary of the Company or by attending the meeting and withdrawing the proxy.


                               PURPOSE OF MEETING

     As stated in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement, the business to be conducted and the matters to be considered and acted upon at the annual meeting are as follows:

       1. Electing Directors of the Company;

       2. Considering and voting upon a proposal to appoint KPMG Peat
          Marwick LLP as independent public accountants of the Company for the fiscal year ending September 30, 1997; and

       3. Considering all other matters as may properly come before the meeting.


                                 VOTING RIGHTS

     The voting securities of the Company consist solely of common stock, par value $0.33 1/3 per share ("Common Stock").

     The record date for stockholders entitled to notice of and to vote at the meeting is the close of business on November 15, 1996, at which time the Company had outstanding and entitled to vote at the meeting 4,161,550 shares of Common Stock. Stockholders are entitled to one vote, in person or by proxy, for each share of Common Stock held in their name on the record date.

     Stockholders representing a majority of the Common Stock outstanding and entitled to vote must be present or represented by proxy to constitute a quorum.

     The election of directors will require the affirmative vote of a majority of the Common Stock present or represented by proxy at the meeting and entitled to vote thereon. Cumulative voting for directors is not authorized.


                             ELECTION OF DIRECTORS

     At the Annual Meeting to be held on January 14, 1997, six persons are to be elected to serve on the Board of Directors for a term of one year and until their successors are duly elected and qualified. All of the current Directors have announced that they will be available for election to the Board of Directors. The Company's nominees for the six directorships are:

                   Calvin J. Clements           Matthew P. Murphy
                   L. Decker Dawson             Howell W. Pardue
                   Floyd B. Graham              Tim C. Thompson

For information about each nominee, see "Directors and Executive Officers".

                        DIRECTORS AND EXECUTIVE OFFICERS

     The Board of Directors currently consists of three persons who are employees of the Company and three persons who are not employees of the Company (i.e., outside directors). Set forth below are the names, ages and positions of the Company's Directors and executive officers as of November 15, 1996.


       NAME                      AGE               POSITION
       ----                      ---               --------

     L. Decker Dawson            76                President
                                                   Director

     Floyd B. Graham             68              Vice President
                                                   Director

     Howell W. Pardue            60              Vice President
                                                   Director

     Calvin J. Clements          75                Director

     Matthew P. Murphy           66                Director

     Tim C. Thompson             62                Director

     Christina W. Hagan          41                Treasurer


     The Board of Directors elects executive officers annually. Executive officers hold office until their successors are elected and have qualified.

     Set forth below are descriptions of the principal occupations during at least the past five years of the Company's directors and executive officers.

     L. Decker Dawson. Mr. Dawson founded the Company in 1952 and has served in his present positions since that time. Prior thereto, Mr. Dawson was a geophysicist with Republic Exploration Company, a geophysical company.

     Floyd B. Graham. Mr. Graham joined the Company in 1974 and has served in his present positions since that time. Prior thereto, Mr. Graham was an independent geophysical consultant for 14 years, and prior thereto was a geophysicist for the predecessor of Exxon Company, U.S.A. for 10 years.

     Howell W. Pardue. Mr. Pardue joined the Company in 1976 and has served in his present positions since that time. Prior thereto, Mr. Pardue was employed in data processing for 17 years by Geosource, Inc. and its predecessor geophysical company.

     Calvin J. Clements. Mr. Clements has served the Company as director since 1972. Prior thereto and until his retirement in 1987, Mr. Clements was employed by the Company as vice president of the data acquisition operations.

     Matthew P. Murphy. Mr. Murphy has served the Company as director since 1993. Until his retirement in 1991, Mr. Murphy served as executive officer of NCNB Texas, now known as NationsBank of Texas, N.A. (and predecessor banks), and from 1986 to 1991, Mr. Murphy served the bank as District Director-West Texas.

     Tim C. Thompson. Mr. Thompson has served the Company as director since 1995. Mr. Thompson, a management consultant since May 1993, was President and CEO of Production Technologies International, Inc. from November 1989 to May 1993.

     Christina W. Hagan. Ms. Hagan joined the Company in 1988 and has served in her present capacity since January 1990. Prior thereto, Ms. Hagan served the Company as assistant controller.

                      MEETINGS AND COMMITTEES OF DIRECTORS

     During fiscal year ended September 30, 1996, seven meetings of the Board of Directors were held which all of the respective members attended with the exception that Mr. Murphy was absent from one meeting. The Company has no standing nominating or compensation committees of the Board of Directors, nor any committees performing similar functions, since the Board of Directors itself performs these functions.

     The Audit Committee currently consists of Messrs. Clements, Murphy and Thompson, all of whom are nonemployee directors. The functions of the Committee are to determine whether management has established internal controls which are sound, adequate and working effectively; to ascertain whether Company assets are verified and safeguarded; to review and approve external audits; to review audit fees and the appointment of independent public accountants; and to review non-audit services provided by the independent public accountants. The Committee met twice during fiscal year ended September 30, 1996. All members attended both meetings with the exception that Mr. Murphy was absent from one meeting.

                            MANAGEMENT COMPENSATION

     The compensation levels of the Company are believed to be competitive and in line with those of comparable companies and to align the interests of the Company's employees with those of its stockholders through potential stock ownership.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning the annual and long-term compensation paid to or for (i) the Company's Chief Executive Officer during the fiscal year ended September 30, 1996 and (ii) those of the Company's four other most highly compensated other executive officers whose total annual salary and bonus exceeded $100,000 in 1996 (collectively, the "Named Officers"), for services rendered to the Company and its subsidaries during fiscal years 1994, 1995 and 1996;

                                ANNUAL COMPENSATION
                          ---------------------------------
NAME AND PRINCIPAL                             OTHER ANNUAL
POSITION            YEAR   SALARY   BONUS (1)  COMPENSATION
------------------  ----  --------  ---------  ------------

L. Decker Dawson    1996  $ 90,831     --            *
President           1995  $ 84,293     --            *
                    1994  $ 75,600     --            *

Floyd B. Graham     1996  $120,000    $7,588         *
Vice President      1995  $120,000    $9,138         *
                    1994  $115,077    $5,828         *

Howell W. Pardue    1996  $120,000    $7,168         *
Vice President      1995  $120,000    $8,607         *
                    1994  $118,477    $6,053         *

----------
* Any perquisites or other personal benefits received from the Company by any of the named executives are substantially less than the reporting thresholds established by the Securities and Exchange Commission (the lesser of $50,000 or 10% of the individual's cash compensation).

  (1) Any bonus that might be paid for fiscal 1996 is not yet calculable and, in accordance with Securities and Exchange Commission regulations, will be reported in the proxy statement for the annual meeting of stockholders on January 13, 1998.

     Long-term incentive compensation for senior executive officers is not a policy of the Company. Accordingly, no awards or payouts have been made. The Company has no retirement or pension plan except for the Employee Stock Purchase Plan and the 1991 Incentive Stock Option Plan. The executive officers named in the above Summary Compensation Table (the "named executive officers") are not participants in either such plan.

     The Dawson Geophysical Company 1991 Incentive Stock Option Plan (the "Plan") provides that 150,000 shares of the Company's authorized but unissued Common Stock are reserved for issuance pursuant to the Plan and are subject to options granted to key employees during the ten-year period through January 8, 2001.

     Options under the 1991 Plan will be granted at an exercise price equal to the market price of the common stock on the date of grant. Each option that is granted will be exercisable after the period or periods specified in the option agreement, but prior to the expiration of five years after the date of grant. Commencing one year after date of grant, optionees may purchase up to one-fourth of the shares covered by a particular grant, and each option becomes exercisable with respect to an additional one-fourth of the shares covered in each of the next three years.

     As to the named executive officers and Directors of the Company, no options have been granted except for 15,000 shares with an exercise price of $4.25 per share to Christina W. Hagan. Another officer has been granted options to purchase 4,000 shares with an exercise price of $4.25 per share. At September 30, 1996 and at November 15, 1996, the total number of shares covered by outstanding options under the 1991 Plan were 100,250 shares at an option price ranging from $4.25 to $11.25 per share.

     On November 1, 1982, the Board of Directors of the Company adopted an Employee Stock Purchase Plan (the "Purchase Plan") effective January 1, 1983, in which eligible employees may elect to purchase, through payroll deductions, the Company's Common Stock and thereby increase their proprietary interest in the Company. Pursuant to the Purchase Plan, the Company contributes one dollar (before Social Security and withholding taxes) for each dollar contributed by an eligible employee to purchase common stock for the employee's account up to 5% of the employee's annual salary. As of November 15, 1996, no Director participated in the Purchase Plan.

     The Company pays director's fees only to outside directors. These Directors each receive $900 per month for Director's fees. Currently, those receiving such fees are Messrs. Clements, Murphy and Thompson.

                     BOARD REPORT ON EXECUTIVE COMPENSATION

     The Company has no standing compensation committee. The Board of Directors as a whole performs this function.

     Compensation for executive officers is based on the principles that compensation must be competitive to enable the Company to motivate and retain the talent needed to lead and grow the Company's business, and to provide rewards which are closely linked to the Company and individual performance.

     Executive compensation is based on performance against a combination of financial and non-financial measures. In addition to business results, employees are expected to uphold a commitment to integrity, maximizing the development of each individual, and continually improving the environmental quality of its products and operations. In upholding these financial and non-financial objectives, executives not only contribute to their own success, but also help ensure that the business, employees, stockholders and communities in which we live and work will prosper.

     In 1996, the Board of Directors did not make any significant changes in the levels of compensation for executive officers.

     The President, at his request, has received a reduced level of compensation for the past 11 years. The President's compensation remains substantially below compensation levels for comparable positions in the industry.

Compensation Committee Interlocks and Insider Participation

     The Company has no compensation committee and decisions regarding compensation are made by the entire Board of Directors, including Messrs. Dawson, Graham and Pardue, all of whom are executive officers of the Company.


                               PERFORMANCE GRAPH

The following graph compares the five-year cumulative total return of the Company's common stock as compared with the S&P 500 Stock Index and a peer group made up of companies in the Value-Line Oilfield Services Industry Index. The Oilfield Services Index consists of far larger companies that perform a variety of services as compared to land-based acquisition and processing of seismic data performed by the Company.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
       AMONG DAWSON GEOPHYSICAL COMPANY, THE S & P INDEX AND A PEER GROUP

                                9/91    9/92    9/93    9/94    9/95    9/96
                                ----    ----    ----    ----    ----    ----
DAWSON GEOPHYSICAL COMPANY      100     115     208     312     282     206
PEER GROUP                      100     104     113      99     120     166
S & P 500                       100     111     125     130     169     203


*  $100 INVESTED ON 09/30/91 IN STOCK OR INDEX.
   INCLUDING REINVESTMENT OF DIVIDENDS.
   FISCAL YEAR ENDING SEPTEMBER 30.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following tables set forth certain information regarding beneficial ownership of the Company's Common Stock, as of November 15, 1996, by each of the Company's directors, by each of the Named Officers, by all executive officers and directors of the Company as a group, and by each person known to the Company to be the beneficial owner of more than 5% of any class of the Company's outstanding Common Stock. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares listed.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS



 TITLE        NAME OF                      AMOUNT AND NATURE OF      PERCENT
OF CLASS   BENEFICIAL OWNER                BENEFICIAL OWNERSHIP    OF CLASS (4)
--------   ----------------                --------------------    -----------
Common     L. Decker Dawson                    1,007,272 (1)         24.18%
Stock

Common     Wellington Management Company, LLP    410,700 (2)          9.86%
Stock

Common     Dimensional Fund Advisors Inc.        212,100 (3)          5.09%
Stock

----------

      (1) Mr. Dawson, by virtue of his share of ownership, may be deemed to be, but disclaims his status as, a "parent" of the Company as defined under Rule 405 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 as amended (the "Securities Act").

      (2) Wellington Management Company, LLP ("WMC") is an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended. As of November 18, 1996, WMC, in its capacity as investment adviser, may be deemed to have beneficial ownership of 410,700 shares of common stock of Dawson Geophysical Company that are owned by numerous investment advisory clients, none of which is known to have such interest with respect to more than five percent of the class.

      (3) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 212,100 shares of Dawson Geophysical Company stock as of September 30, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA GroupTrust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

      (4) The percent of class set forth above includes an aggregate of 4,000 shares of Common Stock issuable to members of the Company's management (other than the named executive officers) upon exercise of stock options held by them, which options are currently exercisable.

                        SECURITY OWNERSHIP OF MANAGEMENT

                                                 AMOUNT AND NATURE
    TITLE         NAME OF BENEFICIAL               OF BENEFICIAL    PERCENT
    OF CLASS      OWNER                             OWNERSHIP       OF CLASS
    --------      ------------------             ------------------ --------
    Common Stock  L. Decker Dawson                   1,007,272       24.18%
    Common Stock  Calvin J. Clements                   100,626        2.42%
    Common Stock  Howell W. Pardue                      88,000        2.11%
    Common Stock  Floyd B. Graham                       70,425        1.69%
    Common Stock  Christina W. Hagan                    23,927          *
    Common Stock  Tim C. Thompson                        1,000          *
    Common Stock  Matthew P. Murphy                        500          *
                  Share ownership of
                  Directors, executive officers
                  and officers as a group
                  (8 persons) (1)                    1,297,002       31.14%

----------
 *Indicates less than 1% of the outstanding shares of Common Stock.

 (1)The number of shares set forth above as being beneficially owned by the group includes an aggregate of 4,000 shares of Common Stock issuable to members of the Company's management (other than the named executive officers) upon exercise of stock options held by them, which options are currently exercisable.

                      REPORTING OF SECURITIES TRANSACTIONS

     Ownership of and transactions in the Company's stock by executive officers and Directors of the Company are required to be reported to the Securities and Exchange Commission pursuant to Section 16(a) of the Securities and Exchange Act of 1934. All reporting requirements have been filed in a timely manner.


          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected KPMG Peat Marwick LLP for appointment as independent public accountants for the Company for the fiscal year ending September 30, 1997, subject to ratification by the stockholders. KPMG Peat Marwick LLP served as independent public accountants for the Company for the fiscal year ended September 30, 1996, and representatives of that firm are expected to be present at the Annual Meeting of Stockholders. KPMG Peat Marwick LLP will have an opportunity to make a statement if they desire to do so and respond to appropriate questions.

                              NEXT ANNUAL MEETING

     The next Annual Meeting of the Company's stockholders is scheduled to be held on January 13, 1998. Appropriate proposals of stockholders intended to be presented at the 1998 Annual Meeting must be received by Ms. Paula W. Henry, Secretary, no later than August 6, 1997, in order to be included in the Company's Proxy Statement and form of Proxy relating to such meeting.

                                 OTHER MATTERS

     Management knows of no other business which will be presented at the Annual Meeting other than as explained herein.

     STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1996, BY WRITING TO THE SECRETARY, DAWSON GEOPHYSICAL COMPANY, 208 SOUTH MARIENFELD, MIDLAND, TEXAS 79701.



                                  BY THE ORDER OF THE BOARD OF DIRECTORS







                                  Paula W. Henry, Secretary

                                    PROXY

                            PLEASE SIGN AND RETURN

                                  PROMPTLY.

                                ANNUAL MEETING
                               JANUARY 14, 1997
                                  10:00 A.M.
                          PETROLEUM CLUB OF MIDLAND
                       501 WEST WALL, MIDLAND, TX 79701

                          THIS PROXY IS SOLICITED BY
                            THE BOARD OF DIRECTORS
                                OF THE COMPANY

                        Please return this proxy card
                     which requires no postage if mailed
                                in the U.S.A.



[DAWSON LOGO] GEOPHYSICAL COMPANY

The undersigned stockholder of Dawson Geophysical Company hereby appoints L. Decker Dawson, Floyd B. Graham, and Matthew P. Murphy or any one or more of them, attorneys, agents and proxies of the undersigned, with full power of substitution to each of them, to vote all the shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held January 14, 1997, and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if personally present and voting thereat, (A) as instructed below with respect to the following matters and (B) in their discretion upon other matters which properly come before the meeting. UNLESS A CONTRARY INSTRUCTION IS SPECIFIED BELOW, THIS PROXY WILL BE VOTED FOR ALL ITEMS.

1.  Election of Directors:

    [ ] FOR all nominees below (except as marked to the contrary below)
    [ ] WITHHOLD AUTHORITY to vote for all nominees listed below
        Calvin J. Clements, L. Decker Dawson, Floyd B. Graham, Matthew P. Murphy, Howell W. Pardue and Tim C. Thompson. (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below):

2. Proposal to ratify the selection of KPMG Peat Marwick LLP as independent public accountants of the Company for the fiscal year ended September 30, 1997.

    [ ] For               [ ] Against

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company dated November 15, 1996.

Please date and sign exactly as name appears on this proxy. Joint owners should each sign. If the signer is a corporation, please sign full corporate name by duly authorize officer. Executors, administrators, trustees, etc., should give full title as such.


                                         Dated
                                              ----------------------------------

                                              ----------------------------------

                                              ----------------------------------
                                                   (Signature of Stockholder)